Exhibit 99.1

Contact:
Scott Schecter
212-981-9545
sschecter@crsco.com

CORPORATE RESOURCE SERVICES
ANNOUNCES SECOND QUARTER RESULTS

NEW YORK, New York (May 16, 2012) – Corporate Resource Services, Inc. (OTCBB: CRRS), a national provider of temporary and permanent staffing services (the “Company”), announced the financial results of its second quarter, which ended on March 30, 2012 (the “2012 Second Quarter”), today.

The Company reported revenues of $144,078,000 for the 2012 Second Quarter, a 17.5% increase over revenues reported for the same quarter in the Company’s 2011 fiscal year (the “2011 Second Quarter”).  The Company reported a net loss of $3,050,000, or $0.03 per share, in the 2012 Second Quarter compared to the net loss of $1,417,000, or $0.01 per share, reported for the 2011 Second Quarter.

Jay Schecter, Chief Executive Officer of the Company, commented that “We are very pleased with the progress that we’ve made this quarter.  We continue to absorb our most recent acquisition, TS Staffing Services, Inc., and are in the process of integrating and creating cost efficiencies for our six operating subsidiaries.  We are eliminating duplicative costs and reorganizing the Company’s structure to best support our two main lines of temporary placement business – professional services and light industrial.  In addition, we significantly strengthened our balance sheet during the quarter by completing a debt conversion of $12,000,000 into common stock, and our borrowing capacity increased by $17,500,000.  We believe that these accomplishments position us to take advantage of both internal and external opportunities for continued growth, and anticipate that the cost reductions we expect to realize from these initiatives, coupled with anticipated growth in the business, put us on a path to profitability in the near term.”

Other Events

●	On March 30, 2012, the Company entered into an agreement with TS Employment, Inc. to convert $12,000,000 of debt into 25,962,788 shares of the Company’s common stock.

●
After the conclusion of the 2012 Second Quarter, five of the Company’s operating subsidiaries amended their Account Purchase Agreements with Wells Fargo Bank, N.A.  These amendments, which were effective on April 19, 2012, increased the aggregate amount of accounts receivable that we may sell to Wells Fargo from $50,000,000 to $67,500,000, and the interest accrued on such amounts from LIBOR plus 5.30% to LIBOR plus 5.55% per annum.

Contact:
Scott Schecter
212-981-9545
sschecter@crsco.com

Complete Information

The foregoing highlights the key components of and is qualified in its entirety by the Company’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on May 15, 2012 (the “Report”).  For additional information regarding the results of the 2012 Second Quarter, please refer to the Report.

About Corporate Resource Services

Corporate Resource Services, Inc. is a national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services, the insurance industry and clerical and administrative support. The Company provides its services across a variety of industries and to a diverse range of clients ranging from sole proprietorships to Fortune 1000 companies. The Company conducts all of its business in the United States through the operation of over approximately 150 staffing and recruiting offices.

Contact:
Scott Schecter
212-981-9545
sschecter@crsco.com

Safe Harbor Disclaimer: This press release may contain "forward-looking statements."  These statements reflect our current views with respect to future events and may include statements concerning plans, objectives, goals, strategies, future events or performance that are not statements of historical fact.  Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could" "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology.  These statements, and all phases of our operations, are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, the following:

●	our ability, to satisfy our working capital requirements;
●	our ability to identify suitable acquisition candidates or investment opportunities;
●	our ability to integrate any acquisitions made and fully realize the anticipated benefits of these acquisitions;
●	successor liabilities that we may be subject to as a result of acquisitions;
●	material employment related claims and costs as a result of the nature of our business;
●	our ability to retain key management personnel;
●	the financial difficulty of our clients, which may result in nonpayment of amounts owed to us;
●	significant economic downturns resulting in reduced demand for our services;
●	our ability to attract and retain qualified temporary personnel, who possess the skills and experience necessary to satisfy our clients; and
●	other risk factors as identified in our annual report on Form 10-K for the fiscal year ended September 30, 2011, and our other reports filed with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements.  Our actual results, levels of activity, performance or achievements and those of our industry may be materially different from any future results, levels of activity, performance or achievements expressed or implied by forward-looking statements.  Except as required by law, we undertake no obligation to update forward-looking statements.